Exhibit 99.1
CARPENTER TECHNOLOGY REPORTS FIRST QUARTER
FISCAL YEAR 2027 RESULTS

Delivered Record First Quarter Operating Income, Up 28 Percent Year-Over-Year
Strong Results Reflect Productivity Improvements, Mix Optimization and Benefits from Pricing Actions
Realized Adjusted Operating Margin in Specialty Alloys Operations Segment of 37.7 Percent
Demand Accelerating in Commercial Aerospace Supply Chain, Resulting in Increased Bookings

PHILADELPHIA, October 22, 2026 (GLOBE NEWSWIRE) — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal first quarter ended September 30, 2026. For the quarter, the Company reported operating income of $196.4 million and earnings per diluted share of $3.25.

First Quarter Fiscal Year 2027 Highlights
•Delivered $196.4 million of operating income, up 28 percent year-over-year and down 5 percent sequentially
•Sequential performance reflects productivity improvements, mix management and benefits from pricing actions, offset by planned downtime for preventive maintenance activities
•Generated Specialty Alloys Operations (“SAO”) segment operating income of $216.3 million, up 27 percent year-over-year and down 6 percent sequentially
•Delivered adjusted operating margin of 37.7 percent in the SAO segment, up from 32.0 percent in the prior year first quarter and in line with 37.8 percent in the fourth quarter of fiscal year 2026
•Strong bookings for Commercial Aerospace, led by aerospace structural and distribution sub-markets which saw bookings increase 23 percent sequentially and 49 percent year-over-year
•Executed $133.9 million in share repurchases against repurchase programs; announced additional $1.0 billion share repurchase program in August 2026
•Realized earnings per diluted share of $3.25 in the quarter
•Generated $52.8 million of cash from operating activities
Outlook
•For the second quarter of fiscal year 2027, anticipate between $192 million to $197 million in operating income
•Maintain fiscal year 2027 operating income outlook in the range of $850 million to $880 million, representing a 21 percent to 25 percent increase over fiscal year 2026 operating income
•Well positioned for continued growth beyond fiscal year 2027 with strong market demand for our broad portfolio of specialized solutions, ongoing productivity improvements, product mix optimization, and realization of pricing actions

Exhibit 99.1
“Carpenter Technology delivered another strong quarter, generating $196.4 million of operating income in the first quarter of fiscal year 2027,” said Tony R. Thene, Chairman, President and CEO of Carpenter Technology. “This was the most profitable first quarter in the Company’s history, up 28 percent over the first quarter of fiscal year 2026, establishing a strong foundation for the rest of the fiscal year. The results, driven by productivity improvements, mix management and the benefits of pricing actions, were impressive for a quarter with increased preventive maintenance activities. Specifically, the SAO segment delivered $216.3 million of operating income and adjusted operating margin of 37.7 percent in the quarter, both significant increases over the previous year first quarter.”
“Notably, in the current quarter we saw a step up in demand, especially in the commercial aerospace supply chain. Customers in the aerospace structural and distribution sub-markets have increasing confidence in the industry’s ability to ramp and our engine customers are increasing activity to support new builds and elevated MRO activity. As a result, we saw increased sequential bookings across the commercial aerospace sub-markets, with the aerospace structural and distribution sub-markets leading the way. Further, in the strong demand environment, pricing continues to strengthen across our business.”
“We maintain our recently communicated fiscal year 2027 operating income outlook of $850 million to $880 million and our fiscal year 2029 operating income target of $1.2 billion to $1.3 billion which reflects the accelerating demand environment, continued benefits of pricing actions and the expected contribution from our brownfield capacity expansion project.”
“In addition, we are currently working on specific actions and projects to exceed our operating income targets for fiscal year 2027 and fiscal year 2029. With macro trends so strong and accelerating, we see additional upside to demand, pricing opportunity and productivity improvement that could drive our operating income even higher.”
“Altogether, we believe we have a compelling value creation story. We are delivering record results today with strong operating margins and levers to expand margins further, we see accelerating demand across our key end-use markets, and we continue to benefit from pricing actions. As a result, we have a clear path to significant earnings growth over the next several years, and we are positioned to create substantial long-term value for our shareholders.”

Exhibit 99.1
Financial Highlights

	Q1	Q4	Q1
($ in millions, except per share amounts)	FY2027	FY2026	FY2026
Net sales	$798.2	$851.0	$733.7
Net sales excluding surcharge (a)	$634.8	$679.7	$603.1
Operating income	$196.4	$206.9	$153.3
Net income	$162.5	$162.4	$122.5
Earnings per diluted share	$3.25	$3.23	$2.43
Net cash provided from operating activities	$52.8	$240.1	$39.2
Free cash flow (a)	$(24.8)	$155.0	$(3.4)

(a) Non-GAAP financial measures explained in the attached tables

Net sales for the first quarter of fiscal year 2027 were $798.2 million, compared with $733.7 million in the first quarter of fiscal year 2026, an increase of $64.5 million (or 9 percent). Net sales excluding surcharge were $634.8 million for the current quarter, an increase of $31.7 million (or 5 percent) from the same period a year ago.
Operating income for the first quarter of fiscal year 2027 was $196.4 million compared to operating income of $153.3 million in the prior year period. Earnings per diluted share for the first quarter of fiscal year 2027 was $3.25 compared to earnings of $2.43 per diluted share in the prior year first quarter.
Cash provided from operating activities in the first quarter of fiscal year 2027 was $52.8 million, compared to $39.2 million in the same quarter last year. Free cash flow in the first quarter of fiscal year 2027 was negative $24.8 million, compared to negative $3.4 million in the same quarter last year. The increase in operating cash flow in the first quarter of fiscal year 2027 reflects higher earnings partially offset by changes in working capital, primarily inventory, compared to the same quarter last year. The unfavorable change in free cash flow reflects increased capital expenditures compared to the prior year period, namely from the brownfield expansion. Capital expenditures were $77.7 million in the first quarter of fiscal year 2027 compared to $42.6 million in the same quarter last year.
During the quarter ended September 30, 2026, the Company purchased 241,924 shares of its common stock on the open market for an aggregate of $133.9 million. As of September 30, 2026, $985.0 million remains available for future purchases under the $1.0 billion share repurchase program authorized in August 2026.

Exhibit 99.1
Total liquidity, including cash and available revolver balance, was $658.6 million at the end of the first quarter of fiscal year 2027. This consisted of $159.5 million of cash and $499.1 million of available borrowings under the Company’s Credit Facility.
Conference Call and Webcast Presentation
Carpenter Technology will host a conference call and webcast presentation today, October 22, 2026, at 10:00 a.m. ET, to discuss the financial results of operations for the first quarter of fiscal year 2027. Please dial +1 (833) 461-5787 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (https://www.carpentertechnology.com), and a replay will soon be made available at https://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at https://www.carpentertechnology.com.
Non-GAAP Financial Measures
This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.
About Carpenter Technology
Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, energy, transportation, and industrial and consumer markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys including nickel, cobalt, and titanium and material process capabilities that solve our customers' current and future material challenges. More information about Carpenter Technology can be found at https://www.carpentertechnology.com.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements regarding guidance, outlook, targets, objectives, future operating performance, cash generation, capital allocation, market conditions and strategic initiatives. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated, expected or implied. The most significant of these uncertainties are described in Carpenter Technology's filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2026, and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, energy, transportation, industrial and consumer, or other influences on Carpenter Technology's business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions, including tariffs; (7) the valuation of the assets and liabilities in Carpenter Technology's pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology's manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cybersecurity incidents, ransomware attacks, malicious AI usage, operational technology disruptions, information technology failures, data security breaches and failures of third-party technology service providers; (17) the ability of suppliers, logistics providers and other supply-chain participants to meet obligations due to capacity constraints, transportation disruptions, energy shortages, geopolitical events, labor shortages or other factors; (18) the ability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; (20) geopolitical, economic, regulatory and security risks relating to our global business, including international conflicts, military actions, diplomatic tensions, trade restrictions, sanctions, disruptions to transportation corridors and shipping routes and changes in U.S. and foreign trade, tax and regulatory requirements; (21) challenges affecting the commercial aviation industry or key participants; (22) the consequences of the announcement, maintenance or use of Carpenter Technology’s share repurchase program; and (23) the ability to successfully execute major capital projects and brownfield expansion initiatives, including achieving expected costs, schedules, capacity additions, productivity improvements and returns on investment. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

Exhibit 99.1
PRELIMINARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
NET SALES	$798.2	$733.7
Cost of sales	541.9	517.3
Gross profit	256.3	216.4

Selling, general and administrative expenses	59.9	63.1
Operating income	196.4	153.3

Interest expense, net	7.1	11.5
Other income, net	(3.1)	(3.0)

Income before income taxes	192.4	144.8
Income tax expense	29.9	22.3

NET INCOME	$162.5	$122.5

EARNINGS PER COMMON SHARE:
Basic	$3.26	$2.45
Diluted	$3.25	$2.43

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49.8	50.1
Diluted	50.0	50.4

Cash dividends per common share	$0.20	$0.20

Exhibit 99.1
PRELIMINARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$162.5	$122.5
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	36.6	36.0
Deferred income taxes	11.6	5.8
Net pension expense	1.5	3.6
Share-based compensation expense	6.4	5.6
Net loss on disposals of property, plant and equipment	0.3	0.3
Changes in working capital and other:
Accounts receivable	(18.7)	(36.2)
Inventories	(61.6)	15.6
Other current assets	(13.3)	7.7
Accounts payable	24.1	(27.0)
Accrued liabilities	(88.5)	(85.9)
Pension plan contributions	(8.6)	(5.9)
Other postretirement plan contributions	(0.7)	(0.9)
Other, net	1.2	(2.0)
Net cash provided from operating activities	52.8	39.2
INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(77.7)	(42.6)
Proceeds from disposals of property, plant and equipment	0.1	—
Net cash used for investing activities	(77.6)	(42.6)
FINANCING ACTIVITIES
Dividends paid	(9.9)	(10.1)
Purchases of treasury stock	(133.9)	(49.1)
Proceeds from stock options exercised	0.4	0.5
Withholding tax payments on share-based compensation awards	(65.2)	(45.5)
Net cash used for financing activities	(208.6)	(104.2)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	0.1
DECREASE IN CASH AND CASH EQUIVALENTS	(233.8)	(107.5)
Cash and cash equivalents at beginning of year	393.3	315.5
Cash and cash equivalents at end of period	$159.5	$208.0

Exhibit 99.1
PRELIMINARY
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	September 30,	June 30,
	2026	2026
ASSETS
Current assets:
Cash and cash equivalents	$159.5	$393.3
Accounts receivable, net	722.2	701.9
Inventories	884.4	822.9
Other current assets	76.0	63.1
Total current assets	1,842.1	1,981.2
Property, plant, equipment and software, net	1,538.0	1,487.9
Goodwill	227.3	227.3
Other intangibles, net	2.4	3.9
Deferred income taxes	5.5	5.5
Other assets	129.4	132.5
Total assets	$3,744.7	$3,838.3

LIABILITIES
Current liabilities:
Accounts payable	$345.3	$313.4
Accrued liabilities	122.2	206.6
Total current liabilities	467.5	520.0

Long-term debt	691.0	690.7
Accrued pension liabilities	82.4	89.6
Accrued postretirement benefits	21.7	22.2
Deferred income taxes	207.4	196.9
Other liabilities	91.9	91.3
Total liabilities	1,561.9	1,610.7

STOCKHOLDERS' EQUITY
Common stock	286.8	286.8
Capital in excess of par value	341.8	357.1
Reinvested earnings	2,352.3	2,199.7
Common stock in treasury, at cost	(772.5)	(595.6)
Accumulated other comprehensive loss	(25.6)	(20.4)
Total stockholders' equity	2,182.8	2,227.6
Total liabilities and stockholders' equity	$3,744.7	$3,838.3

Exhibit 99.1
PRELIMINARY
SEGMENT FINANCIAL DATA
(in millions)
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$573.5	$533.9
Surcharge	156.9	125.7
Specialty Alloys Operations net sales	730.4	659.6

Performance Engineered Products
Net sales excluding surcharge	83.0	87.2
Surcharge	8.1	6.4
Performance Engineered Products net sales	91.1	93.6

Intersegment
Net sales excluding surcharge	(21.7)	(18.0)
Surcharge	(1.6)	(1.5)
Intersegment net sales	(23.3)	(19.5)

Consolidated net sales	$798.2	$733.7

Operating income (loss):
Specialty Alloys Operations	$216.3	$170.7
Performance Engineered Products	7.3	9.4
Corporate	(26.1)	(26.6)
Intersegment	(1.1)	(0.2)
Consolidated operating income	$196.4	$153.3

Exhibit 99.1
The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter's major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is included in other income, net, and is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, amortization of actuarial gains and losses and prior service costs.

Exhibit 99.1
PRELIMINARY
NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(Unaudited)

ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended
	September 30,
	2026	2025
Net sales	$798.2	$733.7
Less: surcharge revenue	163.4	130.6
Net sales excluding surcharge revenue	$634.8	$603.1

Operating income	$196.4	$153.3

Operating margin	24.6%	20.9%

Adjusted operating margin excluding surcharge revenue	30.9%	25.4%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended
	September 30,
	2026	2025
Specialty Alloys Operations
Net sales	$730.4	$659.6
Less: surcharge revenue	156.9	125.7
Net sales excluding surcharge revenue	$573.5	$533.9

Operating income	$216.3	$170.7

Operating margin	29.6%	25.9%

Adjusted operating margin excluding surcharge revenue	37.7%	32.0%

Exhibit 99.1

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended
	September 30,
	2026	2025
Performance Engineered Products
Net sales	$91.1	$93.6
Less: surcharge revenue	8.1	6.4
Net sales excluding surcharge revenue	$83.0	$87.2

Operating income	$7.3	$9.4

Operating margin	8.0%	10.0%

Adjusted operating margin excluding surcharge revenue	8.8%	10.8%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. Management uses its results excluding this amount to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended
	September 30,
FREE CASH FLOW	2026	2025
Net cash provided from operating activities	$52.8	$39.2
Purchases of property, plant, equipment and software	(77.7)	(42.6)
Proceeds from disposals of property, plant and equipment	0.1	—
Free cash flow	$(24.8)	$(3.4)

Management believes that the presentation of free cash flow provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. It is management's current intention to use excess cash to fund investments in capital equipment, acquisition opportunities and consistent dividend payments. Additionally, we will discretionarily use excess cash for a share repurchase program up to $1.0 billion of our outstanding common stock. Free cash flow is not a U.S. GAAP financial measure and should not be considered in isolation of, or as a substitute for, cash flows calculated in accordance with U.S. GAAP.

Exhibit 99.1
PRELIMINARY
SUPPLEMENTAL SCHEDULE
(in millions)
(Unaudited)

	Three Months Ended
	September 30,
NET SALES BY END-USE MARKET	2026	2025
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$425.4	$388.3
Medical	51.7	61.6
Energy	32.9	42.5
Transportation	19.8	17.9
Industrial and Consumer	83.2	75.0
Distribution	21.8	17.8
Total net sales excluding surcharge revenue	634.8	603.1
Surcharge revenue	163.4	130.6
Total net sales	$798.2	$733.7

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com